PENN-AMERICA GROUP, INC.
                         Penn-America Insurance Company
                           Penn-Star Insurance Company

                                                       Direct Dial: 215-443-3623
                                                       Direct Fax: 215-443-3602








                                                                November 7, 2000



        Ms. Sandra Kuchma
        Custody Services Officer
        PNC Bank
        Two PNC Plaza, P2-PTPP-09-8
        620 Liberty Plaza 1 0th Floor
        Pittsburgh, Pennsylvania 15222

        Re:     Madison Monroe - Change in Account Manager

        Dear Ms. Kuchma,

        Per our conversation Monday, November 6, 2000, Madison Monroe, Inc. is no longer an authorized Account Manager for Penn America Insurance Company. New England Asset Management will immediately assume asset management responsibility for the portfolio formerly managed by Madison Monroe. Accordingly, please close this account and transfer all assets held in the account entitled "Penn-America Ins. Co.-Madison Monroe Acct.", account # 32-32-300-4030 168 to "Penn-America Ins. Co.-Fixes Maturities", account #32-32-300-4030011. Please effect this change in accounts as soon as practicable and inform us when the transfer has been completed.

        I appreciate your attention to this matter. Should you have any questions, please call me at (215) 443-3623.


                                        /s/ James J. Mack

                                        Very truly yours,
                                        James J. Mack
                                        Vice President & Treasurer

        JMJah
CC: Geny Lynch, New England Asset Management Ted C. Ginsberg,
    Madison Monroe
    Garland P. Pezzuolo, Penn-America Ins. Co.

420 S. York Road o Hatboro, PA 19040 o Tel: (215) 443-3600 o Fax: (215) 443-3603

FAX:   215-443-3603

Garland Pezzuolo, Esquire
Penn America Group
420 S. York Road
Hatboro, PA 19040

                                                                November 2, 2000

         RE: Madison Monroe, Inc. Liquidation


Dear Garland:

         The Board of Directors and all of the voting shareholders have unanimously agreed that it is in the best interests of all parties concerned that Madison Monroe, Inc. be liquidated in an orderly fashion as soon as possible.

         Inasmuch as Madison Monroe, Inc. is acting as an Account Manager with regard to certain assets held by PNC Bank for the benefit of Penn America, please prepare a letter notifying them of the termination of our relationship and proper documentation to PNC indicating that termination.

         I will await your reply.

                                   Sincerely,

                                   /s/ Ted C. Ginsberg
                                   Ted C. Ginsberg
                                   President

 sm










Madison Monroe, Inc.

1250 Germantown - Suite 105
Plymouth Meeting, PA 19462
Teiephone: 6l0.292.9fi7
Fax 610-292-9872




420 S. York Road o Hatboro, PA 19040 o Tel: (215) 443-3600 o Fax: (215) 443-3603